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Exhibit 10.33

April 13, 2006

Sid Geller
Cardinal Health
7000 Cardinal Place
Dublin, OH 43017

Re:
AMENDMENT NO. 2 to the Distribution & Inventory Management Services Agreement

Dear Mr. Geller,

        THIS AMENDMENT NO. 2, dated as of April 13, 2006 (the "AMENDMENT"), by and between Cardinal Health ("Cardinal") with its principle place of business located at 7000 Cardinal Place, Dublin, OH 43017 and Prometheus Laboratories Inc. ("Prometheus") with its principle place of business located at 9410 Carroll Park Drive, San Diego, CA 92121, amends the Distribution & Inventory Management Service Agreement ("DSA") dated as of June 1st, 2004 by and between Cardinal and Prometheus as follows:

          1.     This AMENDMENT shall void Cardinal's notice of termination to the DSA dated March 16, 2006.

          2.     The first sentence in Article 3, Section 3.1 of the DSA shall be amended to read as follows: "This Agreement shall remain in full force and effect until December 31, 2007." Except as amended by this AMENDMENT and AMENDMENT NO. 1, all terms and conditions of the DSA shall remain in full force and effect.

        Your signature below will acknowledge your agreement with the above statements and indicate your intent to be legally bound by its content.

Sincerely,
/s/ PAUL SKOCZELAS Paul Skoczelas Senior Manager, Trade Relations Prometheus Laboratories Inc.

Accepted and agreed to by:

Prometheus Laboratories Inc.	Cardinal Health
/s/ RON ROCCA Ron Rocca VP and General Manager GI	/s/ SID GELLER Sid Geller Vice President, Supply Chain Purchasing

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  Exhibit 10.33